Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

BLACKBAUD, INC.

Adopted as of August 24, 2022

Contents

I. CORPORATE OFFICES		6
1.1	Registered Office	6
1.2	Other Offices	6
II. MEETINGS OF STOCKHOLDERS		6
2.1	Place of Meetings	6
2.2	Annual Meeting	6
2.3	Special Meeting	6
2.4	Notice of Stockholders’ Meetings	11
2.5	Manner of Giving Notice: Affidavit of Notice	11
2.6	Quorum; Manner of Acting	12
2.7	Adjournments; Postponements; Notice	12
2.8	Waiver of Notice	13
2.9	Stockholder Action by Written Consent Without a Meeting	13
2.10	Record Date for Stockholder Notice; Voting; Giving Consents	16
2.11	Proxies	17
2.12	List of Stockholders Entitled to Vote	17
2.13	Notice of Stockholder Proposals and Nominations	17
2.14	Conduct of Meetings	29
III. DIRECTORS		30
3.1	Powers	30
3.2	Number of Directors	30
3.3	Election and Qualification of Directors	30
3.4	Resignation and Vacancies	31

3.5	Place of Meetings; Meetings by Telephone	31
3.6	Regular Meetings	32
3.7	Special Meetings; Notice	32
3.8	Quorum	32
3.9	Waiver of Notice	32
3.10	Adjourned Meeting: Notice	33
3.11	Board Action by Written Consent Without a Meeting	33
3.12	Removal of Directors	33
3.13	Records	33
3.14	Chairman of the Board	33
IV. COMMITTEES		33
4.1	Committees of Directors	33
4.2	Committee Minutes	34
4.3	Meetings and Action of Committees	34
V. OFFICERS		34
5.1	Officers	34
5.2	Election and Term of Office of Officers	34
5.3	Subordinate Officers	35
5.4	Removal and Resignation of Officers	35
5.5	Vacancies in Offices	35
5.6	Chief Executive Officer	35
5.7	President	36
5.8	Vice Presidents	36
5.9	Secretary	36
5.10	Treasurer	36

5.11	Representation of Shares of Other Corporations	36
5.12	Authority and Duties of Officers	37
VI. INDEMNIFICATION AND INSURANCE		37
6.1	Indemnification	37
6.2	Insurance	40
VII. RECORDS AND REPORTS		40
7.1	Maintenance and Inspection of Records	40
7.2	Inspection by Directors	41
VIII. GENERAL MATTERS		41
8.1	Checks	41
8.2	Execution of Corporate Contracts and Instruments	41
8.3	Stock Certificates	42
8.4	Lost, Stolen or Destroyed Certificates	42
8.5	Construction: Definitions	42
8.6	Dividends	42
8.7	Fiscal Year	42
8.8	Seal	43
8.9	Transfer of Stock	43
8.10	Electronic Transmission	43
8.11	Facsimile Signatures	43
8.12	Reliance upon Books, Reports and Records	43
IX. EXCLUSIVE FORUM		44
9.1	Forum	44
9.2	Personal Jurisdiction	44
9.3	Enforceability	44

9.4	Notice and Consent	45
X. AMENDMENTS		45
XI. EMERGENCY BYLAWS		45
11.1	Emergency Bylaws	45
11.2	Meetings; Notice	45
11.3	Quorum	45
11.4	Liability	46
11.5	Amendments	46
11.6	Repeal or Change	46
11.7	Definitions	46

I. CORPORATE OFFICES
1.1    Registered Office
The registered office of Blackbaud, Inc. (the “Corporation”) shall be in the City of Dover, County of Kent, State of Delaware.
1.2    Other Offices
The board of directors of the Corporation (the “Board” or “Board of Directors”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.
II. MEETINGS OF STOCKHOLDERS
2.1    Place of Meetings
Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, at the registered office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).
2.2    Annual Meeting
The annual meeting of the stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other business as may properly be brought before the meeting in accordance with these Amended and Restated Bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “Bylaws”).
2.3    Special Meeting
(a)    Special meetings of the stockholders may be called, at any time for any purpose or purposes, by the president, chief executive officer or Board of Directors. A special meeting of stockholders shall also be called by the Secretary of the Corporation (the “Secretary”) upon the written request of the stockholders entitled to cast not less than a majority of all the voting power of all outstanding shares as of the date of the request; provided, however, that a special meeting requested by one or more stockholders pursuant to this Section 2.3 (a “Stockholder Requested Special Meeting”) shall be called by the Secretary only if the stockholder(s) requesting such meeting comply with this Section 2.3 and applicable law. Special meetings may not be called by any other person or persons.
(b)    No business may be transacted at a special meeting of stockholders other than business that is either (x) Proposed Business (as defined below) stated in a valid Special Meeting Request (as defined below), (y) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (z) otherwise properly brought before a special meeting by or at the direction of the Board of Directors or the chairperson of the meeting. For purposes hereof, a “Meeting Requesting Person” shall mean (A) the stockholder of record making the request to fix a Requested Record Date (as defined below) for the purpose of determining the stockholders entitled to request that the Secretary call a special meeting, (B) the beneficial owner or beneficial owners, if different from the stockholder of record, on whose behalf such request is made and (C) any affiliates of such stockholder of record or beneficial owner(s). No stockholder may request that the Secretary call a special meeting of stockholders pursuant to this Section 2.3 unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining stockholders entitled to request that the Secretary call such special meeting, which request shall be in proper form and delivered to the Secretary at the principal executive office of the Corporation. To be in proper form, such request shall:
(i)    Bear the signature and the date of signature by the stockholder of record submitting such request and set forth the name and address of such stockholder as they appear in the Corporation’s books;
(ii)    Include a reasonably brief description of the purpose or purposes of the special meeting, the business proposed to be conducted at the special meeting (the “Proposed Business”) and the reasons for conducting the Proposed Business at the special meeting; and
(iii)    As to each item of Proposed Business, each Meeting Requesting Person and each Stockholder Associated Person (as defined in Section 2.13(c)(vi) below but substituting “Meeting Requesting Person” in all places where “stockholder” appears in such definition), include the information required to be set forth in a notice under Section 2.13(a)(iii) of these Amended and Restated Bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “Bylaws”) as if the Proposed Business were to considered at an annual meeting of stockholders, except that for purposes of this Section 2.3(b)(iii), the term “Meeting Requesting Person” shall be substituted for the term “stockholder” in all places it appears in Section 2.13(a)(iii) of these Bylaws.
(c)    Within ten (10) business days after the Secretary receives a request to fix a Requested Record Date in proper form and otherwise in compliance with this Section 2.3 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Requested Record Date for the purpose of determining the stockholders entitled to request that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. Notwithstanding anything in this Section 2.3(c) to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that the request or requests that would otherwise be submitted following such Requested Record Date could not comply with the requirements set forth in clause (ii) or (iv) of Section 2.3(e) below.

(d)    Without qualification, a Stockholder Requested Special Meeting shall not be called unless one or more stockholders owning as of the Requested Record Date not less than a majority of the voting power of all outstanding shares (the “Requisite Percentage”) timely provide one or more requests to call such special meeting in writing and in proper form to the Secretary at the principal executive office of the Corporation. To be timely for purposes of this Section 2.3(d), a stockholder’s request to call a special meeting must be delivered to the Secretary at the principal executive office of the Corporation not later than the sixtieth (60th) day following the Requested Record Date. To be in proper form for purposes of this Section 2.3(d), a stockholder’s request to call a special meeting shall include the signature and the date of signature by the stockholder submitting such request and set forth (i) if such stockholder is a stockholder of record, the name and address of such stockholder as they appear in the Corporation’s books and if such stockholder is not a stockholder of record, the name and address of such stockholder, (ii) a brief description of the Proposed Business, (iii) the text of the proposal with respect to the Proposed Business (including the complete text of any resolutions proposed for consideration and, in the event that such Proposed Business includes a proposal to amend the Amended and Restated Certificate of Incorporation of the Corporation (as amended and restated from time to time in accordance with the terms thereof, the “Certificate of Incorporation”) or these Bylaws, the language of the proposed amendment), (iv) the reasons for conducting the Proposed Business at the special meeting and (v) unless such stockholder is a Solicited Stockholder (as defined below), as to each item of Proposed Business, each Calling Person (as defined below) and each Stockholder Associated Person (as defined in Section 2.13(c)(vi) below but substituting “Calling Person” in all places where “stockholder” appears in such definition), the information required to be set forth in a notice under Section 2.13(a)(iii) of these Bylaws as if the Proposed Business were to considered at an annual meeting of stockholders, except that for purposes of this Section 2.3(d), the term “Calling Person” shall be substituted for the term “stockholder” in all places it appears in Section 2.13(a)(iii) of these Bylaws. For purposes hereof, a “Calling Person” means the stockholder of record submitting the request to call a special meeting, or if different from the stockholder of record, the beneficial owner or beneficial owners submitting such request or any affiliate of such stockholder of record or beneficial owner(s); “Solicited Stockholder” means any stockholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder by way of a definitive consent solicitation statement filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Exchange Act; and “Special Meeting Request” refers to a request to call a special meeting that is delivered to the Secretary by a stockholder as of the Requested Record Date and is timely and in proper form under this Section 2.3.
(e)    The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 2.3, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for stockholder action under applicable law, (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date or (iv) otherwise does not comply with applicable law.
(f)    A stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Stockholder Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result is that (after giving effect to all revocations) stockholders holding less than the Requisite Percentage have delivered Special Meeting Requests to the Secretary: (i) if the

notice of meeting has not already been mailed to stockholders, the Secretary shall refrain from mailing the notice of the Stockholder Requested Special Meeting or (ii) if the notice of meeting has already been mailed to stockholders, the Secretary shall revoke the notice of the meeting. If, subsequent to the refraining from mailing of the notice of meeting pursuant to clause (i) of the immediately preceding sentence or subsequent to the revocation of the notice of meeting pursuant to clause (ii) of the immediately preceding sentence, as applicable, (but in any event on or prior to the sixtieth (60th) day after the Requested Record Date), the Secretary has received Special Meeting Requests from stockholders holding the Requisite Percentage, then, at the option of the Board of Directors, either (A) the original record date and meeting date, time and location for the Stockholder Requested Special Meeting set in accordance with Section 2.3(g) below shall apply with respect to the Stockholder Requested Special Meeting or (B) the Board of Directors may disregard the original record date and meeting date, time and location for the Stockholder Requested Special Meeting from those originally set in accordance with Section 2.3(g) below and, within ten (10) days following the date on which the Secretary has received the Special Meeting Requests from stockholders holding the Requisite Percentage, set a new record date and meeting date, time and location for the Stockholder Requested Special Meeting (and, in such case, notice of the Stockholder Requested Special Meeting shall be given in accordance with Section 2.4 below).
(g)    Subject to Section 2.3(f) above, within ten (10) days following the date on which the Secretary has received Special Meeting Requests in accordance with this Section 2.3 from stockholders holding the Requisite Percentage, the Board of Directors shall fix the record date and meeting date, time and location for the Stockholder Requested Special Meeting; provided, however, that the date of any such Stockholder Requested Special Meeting shall not be more than ninety (90) days after the date on which valid Special Meeting Requests from stockholders holding the Requisite Percentage are delivered to the Secretary (and are not revoked). Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at any Stockholder Requested Special Meeting. Subject to the foregoing provisions of this Section 2.3, the record date for the Stockholder Requested Special Meeting shall be fixed in accordance with Section 2.10 below, and the Board of Directors shall provide notice of the Stockholder Requested Special Meeting in accordance with Section 2.4 below.
(h)    In connection with a Stockholder Requested Special Meeting called in accordance with this Section 2.3, the stockholders of record who requested that the Board of Directors fix a Requested Record Date in accordance with Section 2.3(b) or the stockholders (except for any Solicited Stockholder) who delivered a Special Meeting Request to the Secretary in accordance with this Section 2.3 shall further update the information previously provided to the Corporation in connection with such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 2.3 shall be true and correct as of the record date for stockholders entitled to vote at the Stockholder Requested Special Meeting and as of the date that is ten (10) business days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof. Such update shall (i) be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, (the “Close of Business”) five (5) business days after the record date for stockholders entitled to vote at the Stockholder Requested

Special Meeting (in the case of the update required to be made as of such record date) and not later than the Close of Business seven (7) business days prior to the date for the Stockholder Requested Special Meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder Requested Special Meeting has been adjourned or postponed) (in the case of the update required to be made as of ten (10) business days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof), (ii) be made only to the extent that information has changed since such stockholders’ prior submission and (iii) clearly identify the information that has changed since such stockholders’ prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any prior submission by any of such stockholders.
(i)    If any information submitted pursuant to this Section 2.3 by any stockholder proposing business for consideration or individuals to nominate for election or reelection as a director at a special meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information may be deemed not to have been provided in accordance with these Bylaws. Any such stockholder shall notify the Secretary of any inaccuracy or change in any such information (including if such stockholder or any Stockholder Associated Person (as defined in Section 2.13(c)(vii) below but substituting “Calling Person” in all places where “stockholder” appears in such definition) no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.13(a)(iii)(G)(2) below) within two (2) business days of becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary, the Board or any committee thereof, any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.3 and (B) a written update of any information (including written confirmation by such stockholder that such stockholder continues to intend to bring such nomination or other business before the meeting) submitted by the stockholder pursuant to this Section 2.3 as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.3.
(j)    If (i) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (ii) (1) such stockholder or Stockholder Associated Person subsequently either (A) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (B) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (2) no other stockholder or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3)

under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied. For purposes of this Section 2.3(j), “Stockholder Associate Person” shall have the definition set forth in Section 2.13(c)(vii) below but substituting “Calling Person” in all places where “stockholder” appears in such definition.

(k)    Notwithstanding anything in these Bylaws to the contrary, the (i) Secretary shall not be required to call a special meeting except in accordance with this Section 2.3. If the Board of Directors determines that any request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 2.3, or determines that the stockholders of record requesting that the Board of Directors fix such Requested Record Date or stockholders making the Special Meeting Request have not otherwise complied with this Section 2.3, then the Board of Directors shall not be required to fix such Requested Record Date, to fix a special meeting record date or to call and hold a special meeting. In addition to the requirements of this Section 2.3, each Meeting Requesting Person and stockholder making a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Requested Record Date or to call a special meeting.
(l)    Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to Section 2.3 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.
2.4    Notice of Stockholders’ Meetings
All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify (a) the place, if any, date, and hour of the meeting, (b) the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, (c) in the case of a special meeting, the purpose or purposes for which the meeting is called and (d) the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting.
2.5    Manner of Giving Notice: Affidavit of Notice
Unless otherwise required by law, written notice of any meeting shall be given either personally, by mail or by electronic transmission. Written notice of any meeting of stockholders, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the

Corporation. If notice is given by means of electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. An affidavit of the Secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
2.6    Quorum; Manner of Acting
Subject to the provisions of these Bylaws, the Certificate of Incorporation and provisions of applicable law as to the vote that is required for a specified action, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, present by means of remote communication, if any, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Except as provided in Section 3.3 below, the vote of the holders of a majority of the shares of the Corporation’s stock entitled to vote, present in person, present by means of remote communication, if any, or represented by proxy, at a meeting of stockholders at which a quorum is present, shall be binding on all stockholders of the Corporation, unless the vote of a greater number or voting by classes is required by law, these Bylaws or the Certificate of Incorporation. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If a quorum shall not be present or represented at any meeting of stockholders, the chairperson of the meeting, the Board of Directors or the stockholders entitled to vote thereat, present in person, present by means of remote communication, if any, or represented by proxy, regardless of whether they constitute a quorum, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.7 of these Bylaws, until a quorum shall be present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.7    Adjournments; Postponements; Notice
Whether or not a quorum is present, any annual or special meeting may be adjourned from time to time for any reasonable purpose and to any other time and other place at which a meeting of stockholders may be held under these Bylaws by the chairperson of the meeting or the Board of Directors. When a meeting is adjourned to another time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if (a) the time and place thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws and (b) the date is not more than thirty (30) days after the date for which the meeting was originally noticed. If the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting shall be sent, as provided in this Section 2.7. The Board of Directors may, at any time prior to the holding of an annual meeting or a special meeting of stockholders (other than a Stockholder Requested Special Meeting) and for any reasonable reason, postpone, reschedule or cancel such meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.
2.8    Waiver of Notice
Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver or any waiver by electronic transmission of notice unless so required by the Certificate of Incorporation or these Bylaws.
2.9    Stockholder Action by Written Consent Without a Meeting
(a)    Any action required or permitted to be taken by stockholders of the Corporation at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Voting Stock were present and voted and if the procedures set forth in this Section 2.9 shall have been complied with.
(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date (the “Consent Record Date”), which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary at the principal executive office of the Corporation, first request that the Board of Directors fix a Consent Record Date for such purpose, which request shall be in proper form as provided in Section 2.9(c) of these Bylaws. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received or, if later, five (5) days after delivery of any information requested by the Corporation to determine the validity of any such request or whether the action to which such request relates is an action that may be taken by written consent of stockholders in lieu of a meeting, determine the validity of such request and whether such request relates to an action that may be taken by written consent of the stockholders in lieu of a meeting under this Section 2.9(b) and applicable law. If such request is valid, the Board of Directors may adopt a resolution fixing the Consent Record Date (unless a Consent Record Date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 2.9(b)). If (i) the request required by this Section 2.9(b) has been determined by the Board of Directors to be valid and to relate to an action that may be effected by written consent in accordance with this Section 2.9(b) and applicable law or (ii) no such determination shall have been made by the date required by this Section 2.9(b), and in either event no Consent Record Date has been fixed by the Board of Directors, the Consent Record Date, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 2.9(e) of these Bylaws. If no Consent Record Date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the Consent Record Date shall be at the Close of Business on the date on which the Board of Directors adopts the resolution taking such prior action.
(c)    To be in proper form for purposes of Section 2.9(b) of these Bylaws, a request by a stockholder for the Board of Directors to fix a Consent Record Date shall set forth the action proposed to be taken by written consent of stockholders in lieu of a meeting (each, a “Consent Matter”) and, as to each Consent Matter, each Consent Requesting Person (as defined below) and each Stockholder Associated Person (as defined in Section 2.13(c)(vi) below but substituting “Consent Requesting Person” in all places where “stockholder” appears in such definition), the information required to be set forth in a notice under Section 2.13(a)(iii) of these Bylaws as if such matter were to be considered at an annual meeting of stockholders, except that for purposes of this Section 2.9(c), the term “Consent Requesting Person” shall be substituted for the term “stockholder” in all places it appears in Section 2.13 of these Bylaws. For purposes hereof, “Consent Requesting Person” means (A) the stockholder of record making the request to fix a Consent Record Date, (B) the beneficial owner or beneficial owners, if different from the stockholder of record, on whose behalf such request is made and (C) any affiliates of such stockholder of record or beneficial owner(s). Notwithstanding anything to the contrary contained in this Section 2.9(c), upon receipt of a request by a stockholder to set a Consent Record Date, the Board of Directors may require the stockholder(s) submitting such request to furnish such other information as may be requested by the Board of Directors to determine the validity of the request required by this Section 2.9(c) and to determine whether such request relates to an action that may be effected by written consent of stockholders in lieu of a meeting under this Section 2.9 and applicable law.
(d)    The Secretary shall not accept, and shall consider ineffective, any request to set a Consent Record Date that (i) does not comply with this Section 2.9, (ii) relates to an action proposed to be taken by written consent of stockholders in lieu of a meeting that is not a proper subject for stockholder action under applicable law, (iii) includes an action proposed to be taken by written consent of stockholders in lieu of a meeting that did not appear on the written request that resulted in the determination of the Consent Record Date or (iv) otherwise does not comply with applicable law. Notwithstanding anything in these Bylaws to the contrary, if the Board determines that any request to fix a Consent Record Date was not properly made in accordance with this Section 2.9, or determines that the stockholders of record requesting that the Board fix such Consent Record Date have not otherwise complied with this Section 2.9, then the Board shall not be required to fix such Consent Record Date.
(e)    Every written consent pursuant to this Section 2.9 shall bear the date of signature of each stockholder who shall sign such consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section

2.9, written consents signed by a sufficient number of stockholders to take action shall be delivered to the Corporation by delivery to the Corporation’s registered office in the State of Delaware, the Corporation’s principal place of business, the Secretary or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery of written consents under this Section 2.9 shall be by hand or by certified or registered mail, return receipt requested.
(f)    In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for the safekeeping of such consents and revocations and shall promptly engage nationally recognized independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such inspectors of election have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.
(g)    Any stockholder seeking an action proposed to be taken by written consent shall further update the information previously provided by such stockholder to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 2.9 shall be true and correct (i) as of the Consent Record Date and (ii) as of the date that is ten (10) days prior to the date the consent solicitation is commenced. Such update shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than the Close of Business five (5) business days after the Consent Record Date (in the case of the update required to be made as of the Consent Record Date) and not later than five (5) business days prior to the date that the consent solicitation is commenced (in the case of the update required to be made as of ten (10) days prior to the date the consent solicitation is commenced); provided, however, that such update shall (i) be made only to the extent that information has changed since such stockholder’s prior submission and (ii) clearly identify the information that has changed since such stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder.
(h)    Any stockholder giving a written consent, or the stockholder’s proxy holder, may revoke the consent in any manner permitted by applicable law.
(i)    In addition to the requirements of this Section 2.9, each Consent Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any consent solicitation with respect to a Consent Matter. Notwithstanding anything in these Bylaws to the contrary, any action by written consent of stockholders in lieu of the meeting that does not comply with the requirements of this Section 2.9 shall be considered invalid and the Secretary shall not accept, and shall consider ineffective, any consents delivered to the Corporation in connection therewith.
(j)    Notwithstanding anything to the contrary set forth above, (i) none of the provisions of this Section 2.9 shall apply to any solicitation of stockholder action by written consent in lieu of a meeting by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.
(k)    Notice of the taking of any corporate action by written consent shall be given to those stockholders who shall not have consented in writing or who are not entitled to vote on the action promptly after the Corporation has obtained such authorization by written consent in accordance with this Section 2.9.
2.10    Record Date for Stockholder Notice; Voting; Giving Consents
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to express consent to corporation action in writing without a meeting, entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. In any such case, those stockholders, and only those stockholders, who are stockholders of record on the date fixed by the Board of Directors, or, if no such date has been fixed by the Board of Directors, on the date fixed in accordance with this section, shall, notwithstanding any subsequent transfer of shares on the books of the Corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, be entitled to express consent or be entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect of any such change, conversion or exchange of stock or to participate in any such other lawful action.
If the Board of Directors does not so fix a record date:
(a)    the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held;
(b)    the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, the Secretary or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded; and
(c)    the record date for determining stockholders for any other purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Notwithstanding the foregoing provisions of this Section 2.10, in the event of a conflict between Section 2.3 or Section 2.9 and the foregoing provisions of this Section 2.10, the provisions of Section 2.3 or Section 2.9, as applicable, shall govern.
2.11    Proxies
Each stockholder entitled to vote at a meeting of stockholders or to express consent to Corporation action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the Secretary, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.
2.12    List of Stockholders Entitled to Vote
The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares registered in the name of each stockholder. Nothing in this Section 2.12 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.
This list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days ending on the day before the meeting date, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
2.13    Notice of Stockholder Proposals and Nominations
(a)    Annual Meetings of Stockholders
(i)     Nominations of persons for election to the Board of Directors and proposals of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.13(a) is delivered to the Secretary through the date of such stockholder meeting, who is entitled to vote at such meeting and who has complied with the notice procedures set forth in this Section 2.13. For the avoidance of doubt, compliance with the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose business (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act) at an annual meeting of stockholders.
(ii)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.13(a)(i)(C) above, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive office of the Corporation not earlier than the Close of Business on the one hundred twentieth (120th) day, and not later than the Close of Business on the ninetieth (90th) day prior to the first anniversary of the date on which the Corporation’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that, if the date of the annual meeting is more than thirty (30) days prior to or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public disclosure (as defined in Section 2.13(c)(vi) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(iii)    Such stockholder’s notice shall set forth:
(A)    as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:
(1)    the name, age, business address and residence address of such Proposed Nominee;
(2)    the principal occupation and employment of such Proposed Nominee;
(3)    a written questionnaire with respect to the background and qualification of such Proposed Nominee completed by the Proposed Nominee in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request);
(4)    such Proposed Nominee’s executed written consent to being named as a nominee in the Corporation’s proxy statement and form of proxy;

(5)    such Proposed Nominee’s written representation and agreement in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request) that: (a) such Proposed Nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (b) such Proposed Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (c) such Proposed Nominee will, if elected as a director, comply with applicable law, the rules of any securities exchanges upon which the Corporation’s securities are listed, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and any other Corporation policies and guidelines applicable to directors (which will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and applicable fiduciary duties under state law; (d) such Proposed Nominee consents to serving as a director, if elected as a director of the Corporation; (e) such Proposed Nominee intends to serve as a director for the full term for which such Proposed Nominee is standing for election; (f) such Proposed Nominee will provide facts, statements and other information in all communications with the Corporation that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (g) such Proposed Nominee will tender his or her resignation as a director of the Corporation if the Board determines that such Proposed Nominee failed to comply with the provisions of this Section 2.13(a)(iii)(A)(5) in all material respects, provides such Proposed Nominee of notice of any such determination and, if such failure may be cured, such Proposed Nominee fails to cure such failure within ten (10) business days after delivery of such notice to such Proposed Nominee;
(6)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, written or oral, during the past three years, and any other material relationships, between or among such Proposed Nominee or any of such

Proposed Nominee’s affiliates or associates (each as defined below), on the one hand, and the stockholder or any Stockholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;
(7)    a description of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and
(8)    all other information related to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents for the election of directors in a contested election or otherwise pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
(B)    as to any other business that the stockholder proposes to bring before the meeting:
(1)    a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the meeting;
(2)    a complete and accurate description of any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) or any material interest in such business of such stockholder or any Stockholder Associated Person, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom; and
(3)    all other information related to such business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(C)    as to the stockholder giving notice, any Proposed Nominee and any Stockholder Associated Person:
(1)    the name and address of such stockholder, Proposed Nominee and Stockholder Associated Person (including, if applicable, as they appear on the Corporation’s books and records);
(2)    the class, series and number of shares of each class or series of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such stockholder, Proposed Nominee or Stockholder Associated Person (including any rights to acquire beneficial ownership at any time in the future) and the date or dates on which such shares were acquired and the investment intent of such acquisition;
(3)    the nominee holder for, and number of, any Corporation securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;
(4)    a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such stockholder, Proposed Nominee or Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”);
(5)    any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder, Proposed Nominee or Stockholder Associated Person (a) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (b) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
(6)    any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(7)    a complete and accurate description of all agreements, arrangements or understandings, written or oral, (a) between or among the stockholder giving the notice and any of the Stockholder Associated Persons or (b) between or among the stockholder giving the notice or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) or any Proposed Nominee, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder giving the notice or Stockholder Associated Person, directly or indirectly, has the right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that the stockholder giving the notice or any of the Stockholder Associated Persons may have reached with any other stockholder of the Corporation (including their names) with respect to how such other stockholder will vote such other stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee, or other action to be taken, by the stockholder giving the notice or any of the Stockholder Associated Persons;

(8)    any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;
(9)    a complete and accurate description of any performance-related fees (other than an asset-based fee) to which any such stockholder, Proposed Nominee or Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such fees to which any member of such stockholder’s, Proposed Nominee’s or Stockholder Associated Person’s immediate family sharing the same household may be entitled;

(10)    (I) a description of the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and (II) a copy of the prospectus, offering memorandum or similar document, and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in such stockholder or such Stockholder Associated Person, that contains or describes such stockholder’s or such Stockholder Associated Person’s performance, personnel or investment thesis or any plans or proposals with respect to the Corporation;
(11)    any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such stockholder, Proposed Nominee or Stockholder Associated Person;
(12)    any direct or indirect interest of such stockholder, Proposed Nominee or Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);
(13)    a representation that (I) neither such stockholder nor such Proposed Nominee or Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant to these Bylaws and (II) such stockholder, Proposed Nominee and Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.13;
(14)    all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder, Proposed Nominee and Stockholder Associated Person, or such stockholder’s, Proposed Nominee’s or Stockholder Associated Person’s associates, (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D; and

(15)    a certification regarding whether such stockholder, Proposed Nominee and Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such person’s acquisition of shares of capital stock or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, if such stockholder, Proposed Nominee or Stockholder Associated Person is or has been a stockholder of the Corporation;

provided, however, that the disclosures in the foregoing subclauses (1) through (15) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee solely as a result of being the stockholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(D)    (1) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stockholder’s stock at such meeting and that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at such meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and (2) an acknowledgment that, if such stockholder or qualified representative does not appear to present such proposal or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such proposal or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(E)    a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder, any Proposed Nominee or any Stockholder Associated Person is a party or participant involving the Corporation or any current or former director, officer, affiliate or associate of the Corporation;
(F)    identification of the names and addresses of other stockholders (including beneficial owners) known by such stockholder to support the nomination(s) or other business proposal(s) submitted by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);
(G)    a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of shares representing at least 50% of the voting power of the Voting Stock in the case of a nomination, or holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business to be proposed in the case of other business, as applicable, (2) to solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (3) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation;

(H)    a description of any agreement, arrangement or understanding, written or oral, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D in accordance with the Exchange Act;

(I)    (A) if the stockholder giving the notice is not a natural person, the identity of the natural person or persons associated with such stockholder responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such stockholder, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder to propose such business or nomination to be brought before the meeting and (B) if the stockholder giving the notice is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder to propose such business or nomination to be brought before the meeting; and
(J)    all other information related to the stockholder in the stockholder’s capacity as a proponent of a stockholder proposal or nomination, or regarding any Stockholder Associated Person, or such stockholder’s or Stockholder Associated Person’s associates that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies or consents in support of the business proposed by such stockholder or the election of any Proposed Nominee pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
(iv)    In addition to the information required pursuant to the foregoing provisions of this Section 2.13, any Proposed Nominee shall also provide to the Corporation such other information as the Corporation may reasonably request. Such information shall be considered timely if provided to the Corporation promptly upon request by the Corporation but in any event within five (5) business days after such request. In addition, the Board may require any Proposed Nominee to submit to interviews with the Board or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following the date of any reasonable request therefor from the Board or any committee thereof.
(b)    Special Meeting of Stockholders
(i)    Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board or a committee appointed by the Board for such purpose; (B) provided that one or more directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.13(b) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election, who delivers notice thereof in writing setting forth the information required by Section 2.13(a) above and who remains a stockholder of record through the date of the special meeting; or (C) in the case of a Stockholder Requested Special Meeting pursuant to Section 2.3 above. In the event the Corporation calls a special meeting of stockholders (other than a Stockholder Requested Special Meeting) for the purpose of electing one or more directors of the Corporation, any stockholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the stockholder’s notice including all information required to be set forth in a notice for the nomination of a director under Section 2.13(a) above (as if such notice were being submitted in connection with an annual meeting of stockholders) shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these Bylaws, in the case of a Stockholder Requested Special Meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to Section 2.3 above.
(c)    General
(i)    A person shall not be eligible for election or reelection as a director at a stockholder meeting unless the person is nominated in accordance with this Section 2.13, and no business shall be conducted at an annual or special meeting except business brought in accordance with the procedures set forth in this Section 2.13. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.3 above or this Section 2.13, as applicable. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the Chairman of the Board of Directors or other person presiding at the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.13 and notwithstanding the provisions of Section 2.3 above, if the stockholder (or a qualified representative of the stockholder) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.13, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
(ii)    A stockholder providing notice under this Section 2.13 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update shall (x) be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than the Close of Business five (5) business days after the record date for the meeting (in the case of the update required to be made as of such record date) and not later than the Close of Business seven (7) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof), (y) be made only to the extent that information has changed since such stockholder’s prior submission and (z) clearly identify the information that has changed since such stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder.
(iii)    If any information submitted pursuant to this Section 2.13 by any stockholder proposing business for consideration or individuals to nominate for election or reelection as a director at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information may be deemed not to have been provided in accordance with these Bylaws. Any such stockholder shall notify the Secretary of any inaccuracy or change in any such information (including if such stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.13(a)(iii)(G)(2)) above within two (2) business days of becoming aware of such inaccuracy or change, and any such notification shall (clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary, the Board of Directors or any committee thereof, any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.13 and (B) a written update of any information (including written confirmation by such stockholder that such stockholder continues to intend to bring such nomination or other business before the meeting) submitted by the stockholder pursuant to this Section 2.13 as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.13.

(iv)    If (A) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such stockholder or Stockholder Associated Person subsequently either (I) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (II) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (2) no other stockholder or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(v)    In addition to complying with the foregoing provisions of this Section 2.13 and, to the extent applicable, the provisions of Section 2.3 above, a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the nomination of persons for election to the Board, the proposal of other business other than nominations and the solicitation of proxies in connection therewith.
(vi)    Nothing in this Section 2.13 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock (as defined in the Certificate of Incorporation) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or directors or any other business proposal.
(vii)    As used in these Bylaws, including this Section 2.13, (A) an “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (C) “Stockholder Associated Person” shall mean, with respect to any stockholder, (1) any person who is a member of a “group” (as such term is used in Rule 13d‑5 under the Exchange Act) with or otherwise known by such stockholder or any other Stockholder Associated Person to be acting in concert with such stockholder or any other Stockholder Associated Person with respect to the stock of the Corporation, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or any other Stockholder Associated Person (other than a stockholder that is a depositary), (3) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such stockholder, (4) if such stockholder is not a natural person, any Responsible Person, (5) any affiliate or associate of such stockholder or any other Stockholder Associated Person and (6) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable.
(viii)    Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to Section 2.13 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.
2.14    Conduct of Meetings
Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence, by a chairperson of the meeting designated by the Board of Directors. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. To the maximum extent permitted by law, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to take such action as, in the discretion of the chairperson of the meeting and without any action by the stockholders, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state and local laws and regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chairperson of the meeting may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Except to the extent determined by the Board or the person presiding at the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
III. DIRECTORS
3.1    Powers
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done solely by the stockholders.
3.2    Number of Directors
The number of directors constituting the Board of Directors shall be not less than five (5) nor more than nine (9), and the exact number of directors may be fixed or changed, within this minimum and maximum, by resolution adopted by the affirmative vote of a majority of the directors then in office.
No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3    Election and Qualification of Directors
Directors need not be stockholders. Each director shall be a natural person and have attained the age of majority.
Elections of directors need not be by written ballot.
At any meeting of stockholders at which directors are to be elected, each nominee for election as a director in an uncontested election (as defined below) shall be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” the nominee’s election). In all director elections that are contested, the nominees for election as a director shall be elected by a plurality of the votes cast. For purposes of this Section 3.3, an election shall be “contested” if, as of the tenth (10th) day preceding the date of the filing of the Corporation’s definitive proxy statement for such meeting of stockholders, the number of nominees for director exceeds the number of directors to be elected.
3.4    Resignation and Vacancies
Any director may resign at any time upon notice given in writing or electronic transmission to the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.
Unless otherwise provided in the Certificate of Incorporation or these Bylaws:
(a)    vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, when a vacancy on the Board of Directors is caused by any reason other than a resignation, including but not limited to by reason of a newly created directorship, such vacancy may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
(b)    whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
(c)    if any vacancy was caused by an action of the stockholders, the vacancy shall be filled only by the affirmative vote of holders of at least a majority of the votes entitled to be cast by shares actually present in person or represented by proxy at the meeting and entitled to vote on the matter; and
(d)    any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director’s successor shall have been duly elected and qualified.
3.5    Place of Meetings; Meetings by Telephone
The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.
Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6    Regular Meetings
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.
3.7    Special Meetings; Notice
Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President or a majority of the directors then in office.
Notice of the time and place of special meetings shall be delivered either, personally or by mail, facsimile, telephone or electronic transmission to each director, addressed to each director at such director’s address and/or phone number and/or electronic transmission address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. If the notice is delivered personally or by facsimile, telephone or electronic transmission, it shall be delivered by telephone or transmitted at least forty-eight (48) hours before the time of the holding of the meeting. If the Chairman of the Board of Directors or the Chief Executive Officer determines that it is otherwise necessary or advisable to hold the meeting sooner, the Chairman of the Board of Directors or the Chief Executive Officer, as the case may be, may prescribe a shorter notice to be given personally or by electronic mail, telephone or facsimile. The notice need not specify the purpose of the meeting.
3.8    Quorum
At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the Certificate of Incorporation.
3.9    Waiver of Notice
Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or meeting of a committee of directors, need be specified in any written waiver of notice.

3.10    Adjourned Meeting: Notice
If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.11    Board Action by Written Consent Without a Meeting
Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.
3.12    Removal of Directors
Any director or the entire Board of Directors may be removed at any time with or without cause, but only by the affirmative vote of holders of at least a majority of the voting rights of the shares then entitled to vote at an election of directors, unless otherwise provided under Delaware Law or the Certificate of Incorporation.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
3.13    Records
The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.
3.14    Chairman of the Board
The Board may appoint from its members a Chairman of the Board. Except as otherwise provided in these Bylaws, the Chairman of the Board shall preside at meetings of the Board of Directors and stockholders. The Chairman of the Board shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

IV. COMMITTEES
4.1    Committees of Directors
The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. In the event that any director serving on any committee of the Board of Directors ceases to be a director of the Corporation, such former director shall immediately cease to be a member of such committee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member, provided that such appointed member would constitute a qualified member of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by these Bylaws, the Certificate of Incorporation or the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any Bylaws of the Corporation.
4.2    Committee Minutes
Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
4.3    Meetings and Action of Committees
Meetings and actions of committees shall be governed by, and be held and taken in accordance with, the provisions Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjourned meeting and notice), and Section 3.11 (board action by written consent without a meeting) of these Bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.
V. OFFICERS
5.1    Officers
The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors or the Chief Executive Officer, any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.
5.2    Election and Term of Office of Officers
The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, shall be chosen by the Board of Directors annually at the regular meeting of the Board of Directors held after the annual meeting of stockholders, subject to the rights, if any, of an officer under any contract of employment. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or be removed, subject to the provisions of this Article V.
5.3    Subordinate Officers
The Board of Directors, the Chief Executive Officer or the President may appoint such officers other than the Chief Executive Officer, President, Secretary and Treasurer as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.
5.4    Removal and Resignation of Officers
Subject to the rights, if any, of an officer under any contract of employment, any officer appointed under Section 5.2 or Section 5.3 of these Bylaws may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board, and any officer appointed under Section 5.3 of these Bylaws may be removed with or without cause by the Chief Executive Officer, President or any other officer upon whom such power of removal may be conferred by the Board of Directors.
Any officer may resign at any time by giving written notice or electronic transmission to the Chairman of the Board, the Chief Executive Officer or the President. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.5    Vacancies in Offices
Any vacancy occurring in the office of Chief Executive Officer, President, Secretary and Treasurer shall be filled by the Board of Directors, and any vacancy occurring in any other office shall be filled by the Board of Directors or by any duly authorized officer.
5.6    Chief Executive Officer
The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. If there is no President, then the Chief Executive Officer shall also be the President of the Corporation and shall have the powers and duties prescribed in Section 5.7.

5.7    President
The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
5.8    Vice Presidents
In the absence or disability of the President, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all of the duties of the President and when so acting shall have all of the powers of, and be subject to all of the restrictions upon, the President. The vice presidents shall have such powers and perform such duties as from time to time may be prescribed for them by the Board of Directors, the Chief Executive Officer or the President.
5.9    Secretary
The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders.
The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have authority to affix the same to any instrument requiring it and to attest it. The Secretary shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.
5.10    Treasurer
The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.
5.11    Representation of Shares of Other Corporations
The Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer of the Corporation, or any other person authorized by the Board of Directors or the Chief Executive Officer, the President or any vice president, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.12    Authority and Duties of Officers
In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.
VI. INDEMNIFICATION AND INSURANCE
6.1    Indemnification
(a)    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”)) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph
(c) of this Section 6.1, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise.
(b)    To obtain indemnification under this Section 6.1, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant within 24 months after a Change in Control (as hereinafter defined), by Independent Counsel (as hereinafter defined), or (2) if no such request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change in Control (as hereinafter defined), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.
(c)    If a claim under paragraph (a) of this Section 6.1 is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to paragraph (b) of this Section 6.1 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(d)    If a determination shall have been made pursuant to paragraph (b) of this Section 6.1 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Section 6.1.
(e)    The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Section 6.1 that the procedures and presumptions of this Section 6.1 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Section 6.1.
(f)    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.1 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Section 6.1 shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
(g)    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.1 with respect to the indemnification and advancement of expenses.
(h)    If any provision or provisions of this Section 6.1 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Section 6.1 (including each portion of any paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 6.1 (including each such portion of any paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
(i)    For purposes of this Section 6.1:
(i)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(ii)    “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Section 6.1.
(iii)    A “Change in Control” shall be deemed to occur (a) upon the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation with or to another legal entity as a result of which (i) the stockholders of the Corporation immediately prior to such transaction will not, directly or indirectly, beneficially own, immediately after such transaction, at least fifty percent (50%) of the combined voting power of the surviving entity’s then-outstanding securities, or (ii) members of the Board of Directors immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of the surviving Corporation immediately after such transaction; (b) upon the acquisition by any “person” (within the meaning of Section 13(d) and 14 (d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the Corporation’s then-outstanding securities; or (c) if within any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board of Directors (the “incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though such individual were a member of the incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.
(j)    Any notice, request or other communication required or permitted to be given to the Corporation under this Section 6.1 shall be in writing and either delivered in person or sent by facsimile, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.
6.2    Insurance
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (g) of Section 6.1, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.
VII. RECORDS AND REPORTS
7.1    Maintenance and Inspection of Records
The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.
Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Certificate of Incorporation, these Bylaws or the DGCL. When records are kept in such manner, a clearly legible paper from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper record of the same information would have been, provided the paper form accurately portrays the record.
7.2    Inspection by Directors
Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
VIII. GENERAL MATTERS
8.1    Checks
From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.
8.2    Execution of Corporate Contracts and Instruments
The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the

Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
8.3    Stock Certificates
The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or any vice president, and by the Treasurer or the Secretary representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
8.4    Lost, Stolen or Destroyed Certificates
Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
8.5    Construction: Definitions
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
8.6    Dividends
The directors of the Corporation, subject to any rights or restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the DGCL. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.
8.7    Fiscal Year
The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.8    Seal
The Corporation may adopt a corporate seal which may be altered as desired, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
8.9    Transfer of Stock
Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. For certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue (if requested) a new certificate to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books, and for uncertificated shares, the Corporation or its transfer agent shall use customary procedures for transferring shares in uncertificated form upon presentment of proper evidence of succession, assignment, or authority to transfer by the holder thereof or such holder’s authorized attorney or legal representatives; provided, however, with respect to transfers of certificated shares and uncertificated shares, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.
8.10    Electronic Transmission
For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.
8.11    Facsimile Signatures
In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officer of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
8.12    Reliance upon Books, Reports and Records
Each director, each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

IX. EXCLUSIVE FORUM
9.1    Forum
Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, these Bylaws or the Certificate of Incorporation (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.
9.2    Personal Jurisdiction
If any action the subject matter of which is within the scope of Section 9.1 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 9.1 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
9.3    Enforceability
If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

9.4    Notice and Consent
For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.
X. AMENDMENTS
These Bylaws may be adopted, amended, altered or repealed (a) by the stockholders of the Corporation holding at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class or (b) other than with respect to Section 3.4 or Section 3.12, by the Board of Directors.
XI. EMERGENCY BYLAWS
11.1    Emergency Bylaws
This Article XI shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision of the preceding Sections of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article XI, the preceding Sections of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such
Emergency, and upon termination of such Emergency, the provisions of this Article XI shall cease to be operative unless and until another Emergency shall occur.

11.2    Meetings; Notice
During any Emergency, a meeting of the Board or any committee thereof may be called by any member of the Board or such committee or the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
11.3    Quorum
At any meeting of the Board called in accordance with Section 11.2 above, the presence or participation of one director shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board called in accordance with Section 11.2 above, the presence or participation of one committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.
11.4    Liability
No officer, director or employee of the Corporation acting in accordance with the provisions of this Article XI shall be liable except for willful misconduct.
11.5    Amendments
At any meeting called in accordance with Section 11.2 above, the Board, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article XI as it deems it to be in the best interests of the Corporation so as to make any provision that may be practical or necessary for the circumstances of the Emergency.
11.6    Repeal or Change
The provisions of this Article XI shall be subject to repeal or change by further action of the Board or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 11.4 above with regard to action taken prior to the time of such repeal or change.
11.7    Definitions
For purposes of this Article XI, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.